Exhibit 3.15(b)

BYLAWS

OF

BELL POWERSPORTS, INC.

Exhibit C

BELL POWERSPORTS, INC.

By-laws

i

BYLAWS

OF

BELL POWERSPORTS, INC.

Article 1

Officers

1.1. Registered Office. The registered office of Bell Powersports, Inc. (the “Corporation”) within the State of Delaware shall be in the City of Wilmington, County of New Castle.

1.2. Other Offices. The Corporation may also have an office or offices and keep the books and records of the Corporation, except as may otherwise be required by law, in such other place or places, either within or without the State of Delaware, as the Board of Directors (the “Board”) of the Corporation may require.

Article 2

Stockholders

2.1. Place of Meetings. All meetings of stockholders of the Corporation shall be held at the principal corporate office of the Corporation in the State of Texas or at such other place, within or without the State of Delaware or the State of Texas, as may from time to time be fixed by the Board or specified or fixed in the respective notices or waivers of notice.

2.2. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held annually on such date and at such time as may be fixed by the Board.

2.3. Special Meetings. Special meetings of stockholders, unless otherwise provided by law, may be called at any time only by the Board pursuant to a resolution adopted by a majority of the then authorized number of directors (as determined in accordance with Section 3.2 of these Bylaws), or by the Chief Executive Officer. Any such call must specify the matter or matters to be acted upon at such meeting and only such matter or matters shall be acted upon threat.

2.4. Notice of Meetings. Except as may otherwise be required by law, notice of each meeting of stockholders, annual or special, shall be in writing, shall state the place, date and hour of the meeting and, unless it is the annual meeting, shall state the purpose or purposes of the meeting, indicate that the notice is being issued by or at the direction of the person or persons calling the meeting, and a copy thereof shall be delivered or sent by mail, not less than 10 or more than 60 days before the date of said meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be directed to each stockholder at his address as it appears on the stock records of the Corporation, unless he shall have filed with the Secretary a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Unless (i) the adjournment is for more than 30 days, or (ii) the Board shall fix a new record date for any adjourned meeting after the adjournment, notice of an adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment was taken.

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2.5. Quorum. At each meeting of stockholders of the Corporation, the holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be present or represented by proxy to constitute a quorum for the transaction of business, except as otherwise provided by law.

2.6. Adjournments. In the absence of a quorum at any meeting of stockholders or any adjournment or adjournments thereof, the chairman of the meeting or a majority in interest of those present or represented by proxy and entitled to vote may adjourn the meeting from time to time until a quorum shall be present or represented by proxy. At any such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present or represented by proxy thereat.

2.7. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

2.8. Voting. Except as otherwise provided in the Certificate of Incorporation, at each meeting of stockholders, every stockholder of the Corporation shall be entitled to one vote for every share of capital stock standing in his name on the stock records of the Corporation either: (i) at the time fixed pursuant to Section 6.4 of these Bylaws as the record date for the determination of stockholders entitled to vote at such meeting, or (ii) if no such record date shall have been fixed, then at the close of business on the date next preceding the day on which notice thereof shall be given. At each meeting of stockholders, all matters (except in cases where a larger vote is required by law or by the Certificate of Incorporation of the Corporation or these Bylaws) shall be decided by a majority of the votes cast at such meeting by the holders of shares present or represented by proxy and entitled to vote thereon, a quorum being present.

2.9 Inspectors. For each election of directors by the stockholders and in any case in which it shall be advisable, in the opinion of the Board, that the voting upon any other matter shall be conducted by inspectors of election, the Board shall appoint two inspectors of election. If, for any such election of directors or the voting upon any such other matter, any inspector appointed by the Board shall be unwilling or unable to serve, or if the Board shall fail to appoint inspectors, the chairman of the meeting shall appoint the necessary inspector or inspectors. The inspectors so appointed, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them. Such inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of election of directors, Inspectors need not be stockholders.

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2.10. New Business. Any new business to be taken up at any annual meeting of stockholders shall be stated in writing and filed with the Secretary at least 10 days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting of stockholders. Any stockholder may make any other proposal at the annual meeting, and the proposal may be discussed and considered, but unless stated in writing and filed with the Secretary at least 10 days before the meeting, such proposal shall be postponed for action at an adjourned, special or annual meeting of stockholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of stockholders of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated as herein provided.

2.11. Certain Rules of Procedure Relating to Stockholder Meetings. All stockholder meetings, annual or special, shall be governed in accordance with the following rules:

(i) Only stockholders of record will be permitted to present motions from the floor at any meeting of stockholders.

(ii) The chairman of the meeting shall preside over and conduct the meeting in a fair and reasonable manner, and all questions of procedure or conduct of the meeting shall be decided solely by the chairman of the meeting. The chairman of the meeting shall have all power and authority vested in a presiding officer by law or practice to conduct an orderly meeting. Among other things, the chairman of the meeting shall have the power to adjourn or recess the meeting, to silence or expel persons to ensure the orderly conduct of the meeting, to declare motions or persons out of order, to prescribe rules of conduct and an agenda for the meeting, to impose reasonable time limits on questions and remarks by any stockholder, to limit the number of questions a stockholder may ask, to limit the nature of questions and comments to one subject matter at a time as dictated by any agenda for the meeting, to limit the number of speakers or persons addressing the chairman of the meeting or the meeting, to determine when the polls shall be closed, to limit the attendance at the meeting to stockholders of record, beneficial owners of stock who present letters from the record holders confirming their status as beneficial owners, and the proxies of such record and beneficial holders, and to limit the number of proxies a stockholder may name.

2.12. Requests for Stockholder List and Corporation Records. Stockholders shall have those rights afforded under the General Corporation Law of the State of Delaware to inspect a list of stockholders and other related records and make copies or extracts therefrom. Such request shall be in writing in compliance with Section 220 of the General Corporation Law of the State of Delaware. In addition, any stockholder making such a request must agree that any information so inspected, copied or extracted by the stockholder shall be kept confidential, that any copies or extracts of such information shall be returned to the Corporation and that such information shall only be used for the purpose stated in the request. Information so requested shall be made available for inspecting, copying or extracting at the principal executive offices of the Corporation. Each stockholder desiring a photostatic or other duplicate copies of any of such information requested shall make arrangements to provide such duplicating or other equipment

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necessary in the city where the Corporation’s principal executive offices are located. Alternative arrangements with respect to this Section 2.12 may be permitted in the discretion of the Chairman of the Board of the Corporation or by vote of the Board.

Article 3

Board of Directors

3.1. Powers. The business of the Corporation shall be managed under the direction of the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the stockholders.

3.2. Number and Terms. The authorized number of directors may be determined from time to time by vote of a majority of the then authorized number of directors; provided however, that such number shall not be less than one nor more than five. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

3.3. Election. At each meeting of stockholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected directors.

3.4. Place of Meetings. Meetings of the Board shall be held at the Corporation’s office in Irving, Texas or at such other place, within or without the State of Delaware or the State of Texas, as the Board may from time to time determine or as shall be specified or fixed in the notice or waiver of notice of any such meeting.

3.5. Regular Meetings. Regular meetings of the Board shall be held in accordance with a yearly meeting schedule as determined by the Board; or such meetings may be held on such other days and at such other times as the Board may from time to time determine. Notice of regular meetings of the Board need not be given except as otherwise required by these Bylaws.

3.6. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board and shall be called by the Secretary at the request of any two (2) of the other directors.

3.7. Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice thereof shall be required), stating the time, place and purposes thereof; shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him by telex, cable or telegram so addressed, or shall be given personally or by telephone, on twenty-four hours notice, or such shorter notice as the person, or persons calling such meeting may deem necessary or appropriate in the circumstances.

3.8. Waiver. Whenever any notice is required to be given to any stockholder or director of the Corporation as required bylaw, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, will be equivalent to the giving of such notice. Attendance of a stockholder or director at a meeting will constitute a waiver of notice of such meeting, except where such stockholder or director attends for the express purpose of objecting, at the

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beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

3.9. Quorum and Manner of Acts. The Presence of at least a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board or a committee thereof. If a quorum shall not be present at any meeting of the Board or a committee thereof, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Except where a different vote is required by law, the act of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board. Any action required or permitted to be taken by the Board may be taken without a meeting if all the directors consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the directors shall be filed with the minutes of the proceedings of the Board. Any one or more directors may participate in any meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting of the Board.

3.10. Resignation. Any director may resign at any time by giving written notice to the Corporation; provided, however, that written notice to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

3.11. Compensation of Directors. The Board may provide for the payment to any of the directors of a specified amount for services as a director or member of a committee of the Board, or of a specified amount for attendance at each regular or special Board meeting or committee meeting, or of both, and all directors shall be reimbursed for expenses of attendance at any such meeting; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.12. Vacancies, Additional Directors and Removal from Office. If any vacancy occurs in the Board caused by the death, resignation, retirement, disqualification or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor to fill such vacancy or the newly created directorship; and a director so chosen shall hold office until the term of the director whose vacancy is filled expires and until his successor shall be duly elected and shall qualify, or until his earlier death, resignation, retirement, disqualification or removal, or until the next annual meeting of stockholders, whichever shall first occur. Any director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of a directors at any special meeting of stockholders duly called and held for such purpose.

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3.13. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof as provided in Section 4.4 of these Bylaws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee. Any one or more members of the Board may participate in any meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at such meeting of the Board.

3.14. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s directors or officers are directors or officers or have a financial interest, will be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board or Committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if; (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee that authorizes the contract or transaction.

Article 4

Committees of the Board

4.1. Designation, Powers and Name. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of one or more of the directors of the Corporation. If an Audit Committee or a Compensation Committee is designated, each such committee shall consist of one or more directors of the Corporation who are not employees of the Corporation. The committee shall have and may exercise such of the powers of the Board in the management of the business and affairs of the Corporation as may be provided in such resolution; provided, however, that no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board, may fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the

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stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, provided further, that, unless the resolution establishing the committee expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. The committee may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting.

4.2. Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board when required.

4.3. Compensation. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board shall so determine.

4.4. Action by Consent; Participation by Telephone or Similar Equipment. Unless the Board shall otherwise provide, any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the committee shall be filed with the minutes of the proceedings of the committee. Unless the Board shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at such meeting of the committee.

4.5. Changes in Committees; Resignations; Removals. The Board shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the Board. Any member of any such committee may resign at any time by giving notice to the Corporation, provided, however, that notice to the Board, the Chairman of the Board, the Chief Executive Officer, the Chairman of such committee or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause by the affirmative vote of a majority of the authorized number of directors at any meeting of the Board called for that purpose.

Articles 5

Officers and Agents

5.1. In General. The officers of the Corporation will be elected by the Board and will be a President and a Secretary. The Board may also elect a Chairman of the Board, Vice Chairman of the Board, Vice Presidents, Assistant Vice Presidents, a Treasurer, and Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person.

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5.2. Election. The Board, at its first meeting after each annual meeting of stockholders, will elect the officers, none of whom need be a member of the Board.

5.3. Other Officers and Agents. The Board may also elect and appoint such other officers and agents as it deems necessary, who will be elected and appointed for such terms and will exercise such powers and perform such duties as may be determined from time to time by the Board.

5.4. Compensation. The compensation of all officers and agents of the Corporation will be fixed by the Board or any committee of the Board, if so authorized by the Board.

5.5. Term of Office and Removal. Each officer of the Corporation will hold office until his death, his resignation or removal from office, or the election and qualification of his successor, whichever occurs first. Any officer or agent elected or appointed by the Board may be removed at any time, for or without cause, by the affirmative vote of a majority of the entire Board, but such removal will not prejudice the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board.

5.6. Employment and Other Contracts. The Board may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances. The Board may, when it believes the interest of the Corporation will best be served thereby, authorize executive employment contracts that will have terms no longer than ten years and contain such other terms and conditions as the Board deems appropriate. Nothing herein will limit the authority of the Board to authorize employment contracts for shorter terms.

5.7. Chairman of the Board of Directors. If the Board has elected a Chairman, he will preside at all meetings of the stockholders and the Board. Except where by law the signature of the President is required, the Chairman will have the same power as the President to sign all certificates, contracts and other instruments of the Corporation. During the absence or disability of the President, the Chairman will exercise the powers and perform the duties of the President.

5.8. President. The President will be the chief executive officer of the Corporation and, subject to the control of the Board, will supervise and control all of the business and affairs of the Corporation. He will, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and the Board. The President will have all powers and perform all duties incident to the office of President and will have such other power.

5.9. Vice Presidents. Each Vice president will have the usual and customary powers and perform the usual and customary duties incident to the office of Vice President, and will have such other powers and perform such other duties as the Board or any committee thereof may from time to time prescribe or as the President may from time to time delegate to him. In the absence or disability of the President and the Chairman of the Board, a Vice President designated by the Board, or in the absence of such designation the Vice Presidents in the order of their seniority in office, will exercise the powers and perform the duties of the President.

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5.10. Secretary. The Secretary will attend all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary will perform like duties for the Board and committees thereof when required. The Secretary will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board. The Secretary will keep in safe custody the seal of the Corporation. The Secretary will be under the supervision of the President. The Secretary will have such other powers and perform such other duties as the Board may from time to time prescribe or as the President may from time to time delegate to him.

5.11. Assistant Secretaries. The Assistant Secretaries in the order of their seniority in office, unless otherwise determined by the Board, will, in the absence or disability of the Secretary, exercise the powers and perform the duties of the Secretary. They will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them.

5.12. Treasurer. The Treasurer will have responsibility for the receipt and disbursement of all corporate funds and securities, will keep full and accurate accounts of such receipts and disbursements, and will deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer will render to the directors whenever they may require it an account of the operating results and financial condition of the Corporation, and will have such other powers and perform such other duties as the Board may from time to time prescribe or as the President may from time to time delegate to him.

5.13. Assistant Treasurer. The Assistant Treasurers in the order of their seniority in office, unless otherwise determined by the Board, will, in the absence or disability of the Treasurer, exercise the powers and perform the duties of the Treasurer. They will have such other powers and perform such other duties as the Board may from time to time prescribe or as the President may from time to time delegate to them.

5.14. Bonding. The Corporation may secure a bond to protect the Corporation from loss in the event of defalcation by any of the officers, which bond may be in such form and amount and with such surety as the Board may deem appropriate.

Article 6

Capital Stock

6.1. Form of Certificates. Each stockholder shall be entitled to have, in such form as shall be approved by the Board, a certificate or certificates signed by the President and by either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary (except that, when any such certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or any employee, the signatures of any such officers may be facsimiles, engraved or printed), which may be sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed), certifying the number of shares of capital stock of the Corporation owned by such stockholder. In case any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer

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before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

6.2. Transfers of Capital Stock. Transfers of shares of capital stock of the Corporation shall be made only on the stock records of the Corporation by the holder of record thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or the transfer agent thereof, and only on surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power. The Board may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of the capital stock of the Corporation.

6.3. Lost Certificates. The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

6.4. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividends or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

6.5. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by Corporation will be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

Article 7

Dividends

7.1. Declaration. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular

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or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

7.2. Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Article 8

Limitation of Directors’ Liability

8.1. Limitation of Liability of Directors to the Corporation and its Stockholders. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article 9

Indemnification

9.1. Indemnification. The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law.

9.2. Advancement of Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section.

9.3. Non-Exclusivity. The indemnification and advancement of expenses provided for hereby shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.

9.4. Continuity. The indemnification and advancement of expenses provided for hereby shall, unless otherwise provided when authorized or ratified, continue as to a person who

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has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Article 10

Seal

10.1. Corporate Seal. The Corporation’s seal shall be circular in form and shall include the name of the Corporation, the state and year of its incorporation, and the word “Seal.”

Article 11

General Provisions

11.1. General Provisions. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Article 12

Amendments

12.1. Amendments. These Bylaws may be amended or supplemented in any respect at any time, either (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting, or (ii) at any meeting of the Board; provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting or an announcement with respect thereto shall have been made at the last previous Board meeting, and further provided that no amendment or supplement adopted by the Board shall vary or conflict with any amendment or supplement adopted by the stockholders.

I, the undersigned, being the Secretary of the Corporation DO HEREBY CERTIFY THAT the foregoing are the Bylaws of said Corporation, as adopted by the Board of said Corporation effective as of the 15th day of November 2002.

/s/ TIM BRASHER
Tim Brasher, Secretary

BYLAWS OF
BELL POWERSPORTS, INC.	12